Exhibit 99.3

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News Release	Alliant Techsystems, Inc. Public Affairs, MN11-2015 600 Second Street NE Hopkins, MN 55343-8384	Tel 952 931-5413 Fax 952 931-5423
For Immediate Release
Media Contact:	Investor Contact:
Rod Bitz Phone: 952-931-5413 E-mail: rod_bitz@atk.com	Steve Wold Phone: 952-931-6747 E-mail: steve_wold@atk.com

ATK ANNOUNCES PLANS FOR A PRIVATE PLACEMENT OF $250,000,000 SENIOR SUBORDINATED NOTES DUE 2011

    Minneapolis, April 27, 2001—ATK (Alliant Techsystems, NYSE: ATK) announced today that it is planning to issue $250,000,000 Senior Subordinated Notes due 2011 in a private placement to certain institutional investors. The purpose of this private placement is to refinance existing indebtedness. Alliant expects to complete the private placement in the next few weeks. These securities have not been registered under the Securities Exchange Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

    This news release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The statements in this press release regarding the timing of the proposed private placement and its terms are forward-looking statements that involve risks and uncertainties, including, but not limited to, market conditions and the price and market for the securities proposed to be offered.